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                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 1999 relating to the consolidated financial statements, which appears in BancFirst Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.



 /s/ PricewaterhouseCoopers LLP
-----------------------------------
PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
February 29, 2000